Exhibit 10.18
OXFORD RESOURCE PARTNERS, LP
41 South High Street, Suite 3450
Columbus, Ohio 43215-6150
(614) 732-5958
May 28, 2010
To: The Parties listed on Annex A hereto (the “Parties”)
Re:	Letter Agreement Regarding Contribution and Sale Agreement dated August 24, 2007
Ladies and Gentlemen:
     Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), is addressing this letter agreement (this “Letter Agreement”) to the Parties to obtain their agreement with respect to the matters provided for herein.
     Reference is made in this Letter Agreement to that certain Contribution and Sale Agreement, dated as of August 24, 2007 (the “Contribution Agreement”), made by and among (a) C&T Coal, Inc., an Ohio corporation; (b) Oxford Resources GP, LLC, a Delaware limited liability company; (c) the Partnership; (d) AIM Oxford Holdings, LLC, a Delaware limited liability company, and (e) American Infrastructure MLP Fund, L.P., a Delaware limited partnership; (f) Charles C. Ungurean, an individual residing in the State of Ohio; and (g) Thomas T. Ungurean, an individual residing in the State of Ohio. Terms used but not defined herein shall have the meanings assigned to them in the Contribution Agreement.
     This Letter Agreement is not intended to, and in no way shall, replace, supersede or affect the validity of, or terminate or otherwise affect the ability of the parties to the Contribution Agreement to enforce their respective rights under, the terms and provisions of the Contribution Agreement.
     The Partnership filed a registration statement on Form S-1 (Registration No. 333-165662) with the Securities and Exchange Commission in connection with its proposed initial public offering of common units representing limited partner interests in the Partnership. In connection therewith, the Parties are entering into this Letter Agreement to reaffirm (1) the existence and validity of the Contribution Agreement, including, but not limited to, the noncompete, nonsolicitation and nondisparagement terms and provisions contained therein, and (2) that the Contribution Agreement remains binding and enforceable notwithstanding the completed nature of the transactions contemplated therein (all of the matters referred to in such clauses (1) and (2), the “Reaffirmed Matters”).
     By their signatures below, the Parties hereby reaffirm and agree to the Reaffirmed Matters, including without limitation their agreement that the terms and provisions of the Contribution Agreement, and in particular Section 5.5 as set forth therein and as recited below, remain in full force and effect.

     5.5 NONCOMPETE; NONSOLICITATION AND NONDISPARAGEMENT
     In order to induce Buyer to enter into the transactions contemplated herein and in consideration thereof, the Seller Parties have agreed to the provisions of this Section 5.5, as follows:
     (A) For a period of seven (7) years after the Closing Date (the “Restricted Period”), each of the Seller Parties agrees that it or he will not, and will cause each of its or his Related Persons not to, directly or indirectly, own, manage, operate or control or participate in the ownership, management, operation or control of any Person that competes with the Business of Company and its Subsidiaries, including, without limitation, by (i) acquiring, owning, leasing, subleasing, developing or otherwise controlling any real property (surface or mineral) which is used in the coal mining business (by whatever mining method) or applying for any Mining Authorizations with respect to coal mining or mining, producing, acting as a contract miner, engaging a contract miner, marketing, brokering or selling or reselling coal mined, from within boundaries of Illinois, Kentucky, Ohio, Pennsylvania, West Virginia and Virginia, or (ii) producing, marketing, brokering, selling or reselling coal to any customer or an affiliate of any customer of Company, its Subsidiaries, Buyer or any Related Person of Buyer.
     (B) For the Restricted Period, each of the Seller Parties agrees that it or he will not, and will cause each of its or his Related Persons not to, directly or indirectly, (i) entice, induce or attempt to cause any officer, director, manager, member, employee, agent or consultant of Company, its Subsidiaries or Buyer to terminate his or her employment with such entity, or (ii) hire or employ any such officer, director, manager, member, employee, agent or consultant.
     (C) For the Restricted Period, the Seller Parties agree that they will not, and will cause each of their Related Persons not to, disparage Buyer, Company or any of its Subsidiaries or any stockholder, member, manager, director, officer, employee or agent of Buyer or Company or any of its Subsidiaries or any of their respective Related Persons.
     (D) The Seller Parties shall maintain the confidentiality of, and not use, (i) confidential or proprietary information regarding Company or its Subsidiaries or (ii) trade secrets regarding Company or its Subsidiaries; provided that this Section 5.5(D) shall not apply to information: (a) that becomes available to the Seller Parties after the Closing from a source other than Buyer, Company or any of their Representatives (and not as a result of a violation of a contractual restriction or fiduciary duty known to such Person); or (b) that was or becomes generally available to the public (and not as a result of a violation of a contractual restriction or fiduciary duty known to such Person). Notwithstanding the preceding sentence, the Seller Parties may, and may permit, disclosure of such information (x) in response to any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process); (y) if requested by a Governmental Body; or (z) to avoid violating any applicable federal or state securities laws; provided that the Seller Parties will, to the extent practicable, promptly notify Buyer thereof and cooperate with Buyer at Buyer’s reasonable request and cost if Buyer should seek to obtain an Order that confidential treatment will be accorded to such information.
     (E) The Seller Parties acknowledge that all of the restrictions in this Section 5.5 are reasonable in all respects, including duration, geographical limitation and scope of activity restricted. The Seller Parties agree that each of the covenants contained in this Section 5.5 shall be construed as separate agreements independent of any other provision of this Agreement or of any other agreement between the Seller Parties and Buyer or any other Person. The Seller Parties agree that the existence of any claim or cause of action by any of the Seller Parties against Buyer or any other entity, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the covenants and restrictions contained in this Section 5.5. The Seller Parties acknowledge that an actual Breach, or Threatened Breach, by any of the Seller Parties of the provisions of this Section 5.5 shall cause irreparable harm to Buyer, which harm cannot be fully redressed by the payment of damages to Buyer. Accordingly, Buyer shall be entitled, in addition to any other right or remedy it may have at law or in equity, to an injunction enjoining or restraining any of the Seller Parties from any Breach or Threatened Breach of the provisions of this Section 5.5. The Seller Parties hereby waive the defense in any equitable proceeding that there is an adequate remedy at law for any such actual or Threatened Breach. Moreover, in the event of a Breach by any of the Seller Parties of any covenant of this Section 5.5, the term of such covenant will be extended by the period of the duration of such Breach.
[Remainder of Page Intentionally Left Blank]

     To signify their agreement to this Letter Agreement, the Parties are requested to execute this Letter Agreement where indicated below.

Very truly yours, OXFORD RESOURCE PARTNERS, LP
By:	Oxford Resources GP, LLC, its General Partner

By:	/s/ Charles C. Ungurean
	Name:	Charles C. Ungurean
	Title:	President and Chief Executive Officer

[Signatures of Parties on Following Page Agreeing to this Letter Agreement]

Letter Agreement agreed to by the Parties:

OXFORD RESOURCE PARTNERS, LP
By:	Oxford Resources GP, LLC, its General Partner

By:	/s/ Charles C. Ungurean
	Name:	Charles C. Ungurean
	Title:	President and Chief Executive Officer

OXFORD RESOURCES GP, LLC
By:	/s/ Charles C. Ungurean
	Name:	Charles C. Ungurean
	Title:	President and Chief Executive Officer

AIM OXFORD HOLDINGS, LLC
By:	/s/ Matthew P. Carbone
	Name:	Matthew P. Carbone
	Title:	Matthew P. Carbone

AMERICAN INFRASTRUCTURE MLP FUND, L.P.
By:	American Infrastructure MLP Management, LLC, its General Partner

By:	/s/ Matthew P. Carbone
	Name:	Matthew P. Carbone
	Title:	Matthew P. Carbone

C&T COAL, INC.
By:	/s/ Charles C. Ungurean
	Name:	Charles C. Ungurean
	Title:	President

/s/ Charles C. Ungurean
Name:	Charles C. Ungurean

/s/ Thomas T. Ungurean
Name:	Thomas T. Ungurean

S-1

Annex A
Parties
C&T COAL, INC.
OXFORD RESOURCES GP, LLC
OXFORD RESOURCE PARTNERS, LP
AIM OXFORD HOLDINGS, LLC
AMERICAN INFRASTRUCTURE MLP FUND, L.P.
CHARLES C. UNGUREAN
THOMAS T. UNGUREAN

A-1